Exhibit 5.2

April 6, 2022

Targa Resources Corp.

811 Louisiana Street, Suite 2100

Houston, Texas 77002

Re:	Registration Statement No. 333-263730

Ladies and Gentlemen:

We have acted as special Oklahoma counsel to Targa SouthOK NGL Pipeline LLC, an Oklahoma limited liability company (the “Oklahoma Subsidiary Guarantor”) with respect to certain Oklahoma legal matters in connection with the issuance by Targa Resources Corp., a Delaware corporation (the “Company”) of $750,000,000 aggregate principal amount of its 4.200% Senior Notes due 2033 (the “2033 Notes”) and $750,000,000 aggregate principal amount of its 4.950% Senior Notes due 2052 (the “2052 Notes” and, together with the 2033 Notes, the “Notes”) and the issuance of guarantees of the Notes by the Oklahoma Subsidiary Guarantor and the other subsidiary guarantors of the Company (the “Guarantee” and, together with the Notes, the “Securities”), under the Indenture dated as of April 6, 2022 (the “Base Indenture”), by and among the Company, the Oklahoma Subsidiary Guarantor, the other subsidiary guarantors of the Company (collectively, with the Oklahoma Subsidiary Guarantor, the “Subsidiary Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 6, 2022, setting forth the terms of the Notes (the “First Supplemental Indenture” and, the Base Indenture as so supplemented, the “Indenture”), and pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2022 (Registration No. 333-263730) (as supplemented, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

We have examined and relied on originals, or copies certified or otherwise identified to our satisfaction of the following documents (the “Reviewed Documents”):

(i)	the Registration Statement;

(ii)	the Indenture;

(iii)	the Notes;

TULSA, OK	HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON, P.C.	WASHINGTON, D.C.
OKLAHOMA CITY, OK	www.hallestill.com	NORTHWEST ARKANSAS

Targa Resources Corp.

April 6, 2022

(iv) the Certificate of Good Standing for the Oklahoma Subsidiary Guarantor dated March 17, 2022 (the “Good Standing Certificate”), and issued by the office of the Secretary of State of the State of Oklahoma (the “OK SOS”);

(v) copies of the Certificate of Limited Liability Company and Articles of Organization (and any amendments thereto) for the Oklahoma Subsidiary Guarantor, as certified by the OK SOS on March 25, 2022 (collectively, the “Articles of Organization”);

(vi) the Operating Agreement of Targa SouthOK NGL Pipeline LLC dated January 27, 2017 for the Oklahoma Subsidiary Guarantor (the “LLC Agreement” and together with the Articles of Organization, the “Organizational Documents”); and

(vii) the Unanimous Written Consent of the Board of Directors of Targa Downstream LLC as Sole Member of Targa NGL Pipeline Company LLC as Sole Member of the Oklahoma Subsidiary Guarantor, dated as of March 18, 2022 (the “Consent”) authorizing, among other things, the Guarantee of the Securities of the Issuer and the Oklahoma Subsidiary Guarantor’s entry into any and all documents that may hereafter be necessary to effectuate such Guarantee.

With your consent, we have examined and relied on originals or copies of such records of the Company and the Oklahoma Subsidiary Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Oklahoma Subsidiary Guarantor, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein, as to factual matters without having independently verified such factual matters. As to certain questions of fact we have, where such facts were not otherwise verified or established, relied upon the accuracy of the various factual representations and warranties of the parties set forth in the Reviewed Documents, as well as the accuracy of the Good Standing Certificate and the Articles of Organization. We have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

A.	Assumptions for Legal Opinions

In rendering the opinions expressed herein, we have assumed the following to be true and have conducted no investigation to determine to the contrary:

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, the truthfulness of all statements of fact contained therein, and the due authorization (except insofar as we opine below in opinion paragraph 3), execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have further assumed that the Organizational Documents have not been amended, supplemented or otherwise modified in any respect not reflected in the copies of the Organizational Documents provided to us.

Targa Resources Corp.

April 6, 2022

B.	Legal Opinions

Based on the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that:

1. The Oklahoma Subsidiary Guarantor has been duly formed, is validly existing and is in good standing as a limited liability company under the Oklahoma Limited Liability Company Act, 18 O.S. § 2000, et seq.

2. The Oklahoma Subsidiary Guarantor has the limited liability company power and authority to issue the Guarantee of the Securities.

3. The execution, delivery and performance of the Indenture and the issuance of the Guarantee with respect to the Indenture by the Oklahoma Subsidiary Guarantor will be duly authorized by all necessary limited liability company action of the Oklahoma Subsidiary Guarantor when (a) the specific terms of a particular series of Securities and related Guarantees have been duly established in accordance with the terms of the Indenture and authorized by all necessary limited liability company action of the Oklahoma Subsidiary Guarantor; and (b) the series of Securities to which the Guarantee relates shall have been duly issued by the Company.

C.	Qualifications and Exceptions for Legal Opinions

All of our foregoing opinions are subject to the following qualifications and we except therefrom any opinion concerning such qualifications.

1. Our opinions in opinion paragraph 1 with respect to due formation, valid existence and good standing of the Oklahoma Subsidiary Guarantor are based solely on our review of the Organizational Documents and the Good Standing Certificate.

2. Our opinions expressed herein are limited to the terms and provisions of the Reviewed Documents, as applicable, expressly and fully set out therein and without giving effect to the terms and provisions of any other instrument by reference made a part thereof. You are hereby advised that we assume no responsibility and express no opinion for any provision of any document or agreement which we have not reviewed but that might be referred to in the documents reviewed, which may affect any opinion we have given herein.

3. The opinions expressed herein are limited to the laws of the State of Oklahoma and are specifically limited to the present laws of the State of Oklahoma. We express no opinion with respect to issues subject to or governed by New York law or the laws of any other state. We express no opinion as to whether the laws of any jurisdiction, other than the State of Oklahoma, are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Targa Resources Corp.

April 6, 2022

4. This opinion letter sets forth our professional judgments as to the matters set forth herein and you may rely upon the matters set forth herein as a legal opinion only. In expressing the conclusions set forth in this opinion letter, we have not intended to and do not render any guarantees or warranties of the matters discussed in this opinion letter.

5. We do not undertake to update this opinion letter or to advise you of any changes in the laws of the State of Oklahoma that could affect the conclusions set forth herein. This opinion letter is limited to the matters expressly stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion letter as an exhibit to the Company’s Current Report on Form 8-K dated April 6, 2022 and to the reference to our firm contained in the Registration Statement and related prospectus under the heading “Legal.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion letter may be relied upon by Vinson & Elkins L.L.P. as if it were addressed to it, for the sole purpose of rendering its opinion letter in connection with the offer and sale of the Securities.

Very truly yours,

/s/ HALL, ESTILL, HARDWICK, GABLE,
GOLDEN & NELSON, P.C.